LEASE RENEWAL AGREEMENT

THIS AGREEMENT made November 13, 2024.

BETWEEN:

0937847 B.C. Ltd., a company duly incorporated under the laws of British Columbia (Incorporation No. BC0937847), having a registered and records office at 1235 Long Ridge Dr, Kelowna, B.C. V1V 2X3

(the “Landlord”)

AND:

Omni Circuit Boards Ltd., a company duly incorporated under the laws of British Columbia (Incorporation No. BC0288918), having a registered and records office at 2600 – 595 Burrard Street, Vancouver, B.C. V7X 1L3

(the “Tenant”)

BACKGROUND

A.    By a lease (the “Original Lease”) made December 15, 2017 between the Landlord and the Tenant, the Landlord leased to the Tenant for a term of 5 years from December 15, 2017, the premises as shown in Schedule “A” attached to the Original Lease, more particularly known and described as:

Civic Address:	3 – 12760 Bathgate Way Richmond, B.C. V6V 1Z4
Legal Description:	STRATA LOT 45 BLOCK 5N PLAN NWS1200 SECTION 30 RANGE 5W LAND DISTRICT 36 TOGETHER WITH AN INTEREST IN THE COMMON PROPERTY IN PROPORTION TO THE UNIT ENTITLEMENT OF THE STRATA LOT AS SHOWN ON FORM 1

Civic Address:	4 – 12760 Bathgate Way Richmond, B.C. V6V 1Z4
Legal Description:	STRATA LOT 44 BLOCK 5N PLAN NWS1200 SECTION 30 RANGE 5W LAND DISTRICT 36 TOGETHER WITH AN INTEREST IN THE COMMON PROPERTY IN PROPORTION TO THE UNIT ENTITLEMENT OF THE STRATA LOT AS SHOWN ON FORM 1
(together, the “Leased Premises”)

B.    By a renewal to the Original Lease dated October 14, 2022, the Landlord granted to the Tenant a renewal of 2 years under the terms of such renewal (the “First Renewal Lease”).

C.    The Landlord wishes to offer the Tenant a New Lease Offer (as defined in the First Renewal Lease) under the terms set out in the First Renewal Lease.

D.    The Tenant has requested that the Landlord grant to the Tenant a renewal under the terms of this second renewal lease (the “Second Renewal Lease” and together with the Original Lease and the Renewal Lease, the “Extended Lease”) which will extend the Extended Lease by three (3) years.

AGREEMENTS

In consideration of the grants, rents, and mutual covenants hereinafter reserved and contained, the parties covenant and agree as follows:

1.Under the rights contained in the First Renewal Lease, and in consideration of the rents, covenants, conditions, and agreements hereinafter respectively reserved and contained, the Landlord hereby grants the Tenant a lease of the Leased Premises for a Renewal Term commencing December 15, 2024 and ending on December 14, 2026 (the “Renewal Term”).

2.The Tenant covenants and agrees to pay to the Landlord, or as the Landlord may in writing direct, in lawful money of Canada, without any set-off, compensation, or deduction whatsoever, on the days and at the times hereinafter specified, in addition to all Additional Rent and other amounts payable under the Original Lease:

A Basic Rent per annum during the Renewal Term of [*****], payable in equal monthly installments payable on the first day of each month in advance of [*****] each; Section 1 of the Original Lease will be amended accordingly.

3.The Tenant hereby acknowledges and agrees that its acceptance of the Leased Premises on the commencement date of the Second Renewal Term will be on an “as is” basis; “as is” being the condition of the Leased Premises as of such date.

4.This Second Renewal Lease is expressly made a part of the Original Lease to the same extent as if incorporated in the Original Lease, and the parties agree that all agreements, covenants, conditions, and provisos contained in the Original Lease, not including any personal rights or rights of first refusal, except as amended or altered in this Second Renewal Lease, will be and remain unaltered and in full force and effect during the Second Renewal Term. The Landlord and the Tenant acknowledge and agree to perform and observe, respectively, the obligations of the Landlord and the Tenant under the Original Lease as renewed and modified hereby. The Landlord and the Tenant hereby confirm and ratify the Original Lease and renewal of it as hereby further renewed and amended.

5.Upon the end of the Second Renewal Term:

(a)The Extended Lease will terminate at the end of the Second Renewal Term, unless terminated at an earlier date in accordance with the applicable termination provisions or extended in accordance with the terms set out herein;

(b)The Landlord may, at their discretion, choose to extend an offer for a new lease to the Tenant, to take effect following the termination date of the Extended Lease, in accordance with Clause 5(a) herein (the “New Lease Offer”);

(c)If the Landlord wishes to extend a New Lease Offer, in accordance with Clause 5(b) of this Agreement, the Landlord must do so at least One Hundred Eighty (180) days prior to the end of the Second Renewal Term, unless otherwise agreed to by the Landlord and the Tenant at a later date;

(d)The Tenant acknowledges and agrees that the terms of a New Lease Offer may differ from the Extended Lease, including, without limitation, the Basic Rent amount;

(e)Notwithstanding the Landlord’s ability to extend a New Lease Offer, as set out in Clauses 5(b) – 5(d) above, Tenant may exercise its option to renew the Extended Lease for a Third Renewal Term (as defined in Exhibit A hereto) in accordance with the provisions set out at Exhibit A hereto; and

(f)If the Landlord does not extend a New Lease Offer and the Tenant does not exercise its option to obtain a Third Renewal Term, the Tenant agrees to vacate the Leased Premises on or before the end of the Second Renewal Term. The Tenant’s failure to vacate the Leased Premises, in accordance with the Extended Lease, may result in the forfeiture of all deposits provided by the Tenant to the Landlord. In such a case, forfeiture of deposits shall in no way limit or impact the remedies available to the Landlord.
6.The following Sections of the Original Lease do not apply to the Second Renewal Lease and are hereby deleted:

•Section 1.1(j)
•Section 1.2(o)
•Schedule “B” – Option to Renew
•Schedule “C” – Tenant’s Right of First Refusal

7.The Landlord agrees to negotiate in good faith any documents or agreements that are required by the Tenant's lender at any time and from time to time, including, but not limited to, a consent to removal of personal property from the Premises, where such personal property serves as collateral for the Tenant's obligations under a loan agreement with the lender.

8.All terms capitalized in this Second Renewal Lease and not otherwise defined in this Second Renewal Lease will have the same meaning as in the Original Lease or the First Renewal Lease, as applicable.

9.This Second Renewal Lease will enure to the benefit of and be binding upon the parties and their respective successors and assigns.

10.This Second Renewal Lease may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument. Further, the parties agree that this Second Renewal Lease may be signed and/or transmitted by electronic mail of a .PDF document or electronic signature (e.g., DocuSign or similar electronic signature technology) and thereafter maintained in electronic form, and that such electronic record shall be valid, and effective to bind the party so signing, as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that the electronic signatures appearing on this Second Renewal Lease shall be treated, for the purposes of validity, enforceability, and admissibility, the same as hand-written signatures.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Second Renewal Lease as of the day and year first above mentioned.

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0937847 B.C. LTD.
Per:

/s/ Paul Jackson
Authorized Signatory

OMNI CIRCUIT BOARDS LTD.
Per:

/s/ Mark Johnson
Authorized Signatory

Exhibit A: Lease Renewal Option

[*****].